Exhibit 99.2

NOTICE CONCERNING THE PUBLICATION OF THE REGISTRATION DOCUMENT

OF CELL THERAPEUTICS INC.

(pursuant to Article 9 and Article 56, paragraph 2, of the CONSOB resolution no. 11971 of May, 14 1999, as subsequently amended)

The terms used below in capital letters shall have the same meaning set out in the Registration Document of Cell Therapeutics Inc. (“CTI”), filed with CONSOB on December 2, 2010, following authorization to the publication communicated by means of CONSOB note no. 10098480 of December 1, 2010.

REGISTRATION DOCUMENT PUBLICATION

CTI having its registered office located in the State of Washington at 501 Elliott Avenue West, Suite 400, Seattle, Washington, 98119 (U.S.), has a share capital of 1,200,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock. CTI’s common stock has no par value. CTI announces that the Registration Document has been filed on December 2, 2010, and it will be effective for a 12-months period starting from the same date. Therefore, the Registration Document may be used by CTI for the issuance of financial instruments during the following 12 months starting from the date of December 2, 2010, and, inter alia, for the listing, on the Italian stock market organized and managed by Borsa Italiana S.p.A., of new common shares of CTI with no par value and representing more than 10% of the listed shares. The details of these issuances shall be disclosed to the public, from time to time, by means of publication of the information notice on financial instruments specifically issued, subject to the prior clearance by Consob. CTI will also publish a summary notice, subject to prior clearance by Consob as well.

PLACES WHERE THE LISTING PROSPECTUS IS AVAILABLE TO THE PUBLIC

The Registration Document is available as follows:

•	in paper form, at the registered offices of CTI located in 501 Elliott Avenue W#400, Seattle WA 98119; and

•	in electronic form, on the Internet website of CTI (www.celltherapeutics.com).

Milan, December 3, 2010